Providian Completes $750 Million Term Securitization


     San Francisco, CA, December 19, 2002 - Providian Financial Corporation (NYSE: PVN) today announced that on December 17 Providian National Bank completed the previously announced sale of $750 million in three-year Series 2002-B floating rate class A asset backed certificates issued by the Providian Gateway Master Trust.

     In addition, the Company announced that Providian National Bank has received commitments for additional funding of $1.15 billion under the Series 2002-A variable funding facility issued by the Providian Gateway Master Trust. These commitments are in addition to the initial $1 billion in commitments obtained when the Series 2002-A facility was established in October 2002. In connection with the October closing, $500 million of Series 2002-A certificates were funded by investors.

     The Providian Gateway Master Trust certificates described above have not been and will not be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Providian

     San Francisco-based Providian Financial is a leading provider of credit cards and deposit products to customers throughout the U.S. One of America's largest bankcard issuers, Providian has over $19 billion in managed receivables and more than 12 million customer relationships.

     Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the "safe harbor" created by those sections. Forward-looking statements are based on certain assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: changes in general economic conditions, the securitization markets and the way in which the Company is perceived in such markets, and conditions relating to securitization transactions. These and other risks and uncertainties are described in detail in the Company's Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2001 under the headings "Cautionary Statement Regard
Forward-Looking Information" and "Risk Factors." Readers are cautioned not to place under reliance on any forward-looking statement, which speaks only as of the date thereof. The Company undertakes no obligation to update any forward-looking statements.